Exhibit 10.15

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

ALDAGEN, INC.

CONVERTIBLE PROMISSORY NOTE

$ * [Original Principal Sum]	October 22, 2009
Research Triangle Park, North Carolina

FOR VALUE RECEIVED, Aldagen, Inc., a Delaware corporation, promises to pay to * [Holders’s Name], or its registered assigns, in lawful money of the United States of America, the principal sum of $ * [Original Principal Sum], or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Any overdue payment of interest or principal, whether by acceleration or otherwise, shall bear interest at the rate of 12% per annum or such lesser rate as shall be the maximum rate allowable under law, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any accrued and unpaid interest and other amounts payable hereunder, shall be due and payable in full at the earliest to occur of: (i) the closing of an Initial Public Offering (as defined below); (ii) the closing of a Liquidating Event (as defined below); (iii) the initial closing of the Next Equity Financing (as defined below); or (iv) the Maturity Date (as defined below), or earlier as provided for in Section 3. In addition, all unpaid principal, together with any accrued and unpaid interest and other amounts payable hereunder, shall be due and payable immediately as of the date on which such amounts are declared due and payable by the Holder upon or after the occurrence of an Event of Default (as defined below). This Note is one of several related promissory notes being issued by the Company (with this Note and the others issued collectively referred to as the “Notes”) in a financing of the Company with anticipated aggregate proceeds of approximately $10,000,000 (the “Maximum Offering Amount”), as set forth on the schedule of Holders set forth as Schedule I hereto. Each of the Notes shall be identical to the other Notes except with respect to the date of issuance, the principal amount and the name of the holder.

As additional consideration for the advance of the principal amount of this Note, the Company shall issue the Holder a Warrant in substantially the form of Exhibit A. The parties acknowledge and agree that (a) the amount of consideration paid under and in connection with this Note by the Holder in exchange for the accompanying Warrant is de minimis (and the amount of such consideration fairly reflects the fair market value of such Warrant) and (b) there will be no “original issue discount” on this Note, as determined pursuant to Sections 1271-1275 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, by reason of the Holder’s acquisition of such Warrant.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Common Stock” shall mean the Common Stock of the Company.

(c) “Conversion Price” shall mean: (a) in the case of a conversion of this Note pursuant to Section 4(a) hereof, the initial price at which shares of Common Stock are sold to the public in the Initial Public Offering; (b) in the case of a conversion of this Note pursuant to Section 4(b) or Section 4(d) hereof, $1.0411 per share; and (c) in the case of a conversion pursuant to Section 4(c) hereof, the price paid per share for Equity Securities by the investors in the Next Equity Financing. The Conversion Price shall be subject to adjustment pursuant to Section 4(g) hereof.

(d) “Equity Securities” shall mean shares of the Company’s preferred stock which by its terms is senior to the Series C-1 Preferred Stock in dividends, liquidation and redemption rights and preferences and convertible into shares of the Company’s Common Stock.

(e) “Event of Default” has the meaning given in Section 5 hereof.

(f) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(g) “Initial Public Offering” shall mean a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Company’s Common Stock.

(h) “Liquidating Event” shall have the meaning assigned to such term in the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended to date, and as the same may be amended or restated from time to time.

(i) “Majority in Interest” shall mean those Holders holding Notes representing at least 50.01% of the aggregate principal amount outstanding under all of the Notes.

(j) “Maturity Date” shall mean October 22, 2010.

(k) “Next Equity Financing” shall mean a single transaction or series of related transactions in which the Company sells shares of its Equity Securities for the principal purpose of raising capital which results in aggregate gross proceeds to the Company of at least $20,000,000 (including the value of the Notes converted in such transaction(s)).

(l) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest), and whether or not allowed or allowable as a claim in any such proceeding.

(m) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(n) “Securities Act” shall mean the Securities Act of 1933, as amended.

(o) “Series C-1 Preferred Stock” shall mean the Series C-1 Preferred Stock of the Company.

(p) “Shares” shall mean the shares of Common Stock, Series C-1 Preferred Stock and Equity Securities, as applicable, issuable upon the conversion of this Note. The Shares shall be subject to adjustment pursuant to Section 4(g) hereof.

2. Interest. Accrued interest on this Note shall be payable at maturity.

3. Prepayment. The Company may, with the consent of a Majority in Interest and upon not less than 10 days’ prior written notice to the Holder, and subject to the provisions of Section 12 hereof, prepay this Note at any time, in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

4. Conversion of the Note.

(a) Initial Public Offering Conversion. The principal and unpaid accrued interest of this Note will be automatically converted into shares of the Common Stock immediately prior to the closing of an Initial Public Offering, the closing of which is consummated prior to the Maturity Date. In the event of the closing of an Initial Public Offering that is consummated on or after the Maturity Date but prior to the full repayment of all amounts outstanding under this Note, the Holder shall have the right, but not the obligation, to cause the unpaid principal and unpaid accrued interest of this Note to be converted into shares of Common Stock immediately prior to the closing of such Initial Public Offering. The number of shares of Common Stock to be issued upon any such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by the Conversion Price. At least ten (10) days prior to the closing of an Initial Public Offering, the Company shall notify the Holder in writing of the terms of the Initial Public Offering.

(b) Liquidating Event Conversion. If the Company consummates a Liquidating Event, the Holder shall have the right, but not the obligation, to cause the principal and unpaid accrued interest of this Note to be converted into shares of the Series C-1 Preferred Stock immediately prior to the closing of a Liquidating Event. The number of shares of Series C-1 Preferred Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by the Conversion Price. At least ten (10) days prior to the closing of a Liquidating Event, the Company shall notify the Holder in writing of the terms of the Liquidating Event. Notwithstanding the foregoing, in lieu of having this Note convert immediately prior to the closing of such Liquidating Event and receiving the consideration which the holder of the Shares issuable on such conversion of this Note would receive in connection with such Liquidating Event (the “Event Consideration”), the Holder may, upon written notice to the Company at any time prior to the closing of such Liquidating Event, elect to surrender this Note for cancellation and receive, in redemption of and in exchange for this Note, an amount equal to the difference between (A) the Event Consideration with respect to the Shares into which this Note is convertible immediately prior to the consummation of such Liquidating Event, minus (B) the aggregate Conversion Price of the Shares into which this Note was convertible immediately prior to the consummation of such Liquidating Event. For the avoidance of doubt, nothing contained in the foregoing will relieve the Holder of any obligation to place a portion of such Event Consideration into one or more indemnification escrow accounts as to be required of other holders of the type of Shares into which this Note is convertible immediately prior to the closing of such Liquidating Event in connection with such Liquidation Event.

(c) Next Equity Financing Conversion. The principal and unpaid accrued interest of this Note will be automatically converted into the type of Equity Securities issued in the Next Equity Financing upon the closing of a Next Equity Financing, the closing of which is consummated prior to the Maturity Date. In the event of the closing of a Next Equity Financing that is consummated on or after the Maturity Date but prior to the full repayment of all amounts outstanding under this Note, the Holder shall have the right, but not the obligation, to cause the unpaid principal and unpaid accrued interest of this Note to be converted into the type of Equity Securities issued in the Next Equity Financing upon the closing of such Next Equity Financing. In addition, the unpaid principal and unpaid accrued interest of this Note shall be converted into the type of Equity Securities issued in the Next Equity Financing, the closing of which is consummated on or after the Maturity Date, upon the closing of such Next Equity Financing if a Majority in Interest have elected to cause the conversion of the unpaid principal and unpaid accrued interest of all Notes into the type of Equity Securities issued in the Next Equity Financing upon the closing of such Next Equity Financing. The number of shares of such Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by the Conversion Price. At least ten (10) days prior to the closing of the Next Equity Financing, the Company shall notify the Holder in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The conversion of this Note into Equity Securities shall be on such terms and shall occur on the closing date of such Next Equity Financing and the Holder shall be entitled to receive all information rights, registration rights, and other investor rights secured by other purchasers of the Equity Securities and shall agree to all obligations of the other Investors in such Next Equity Financing.

(d) Maturity Date Conversion. If this Note has not been repaid or otherwise converted on or prior to the Maturity Date, the Holder shall at any time thereafter have the right, but not the obligation, to cause the unpaid principal and unpaid accrued interest of this Note to be converted into shares of the Series C-1 Preferred Stock. The number of such Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion by the Conversion Price.

(e) Mechanics of Conversion. The Company shall not be required to issue or deliver the Shares until the Holder has surrendered the Note to the Company; provided, however, that the Holder shall be deemed to have become a holder of the Shares issuable upon any conversion of this Note as of the time such conversion is deemed to have occurred. Such conversion may be made contingent upon the closing of the Initial Public Offering, Liquidating Event or Next Equity Financing.

(f) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 4(f), the Company shall be forever released from all its obligations and liabilities under this Note.

(g) Adjustment of Exercise Price and Number of Shares. The number and kind of Shares issuable upon conversion of this Note and the Conversion Price shall be subject to adjustment from time to time as follows:

(i) Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time after the issuance of this Note subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional shares of the Shares as a dividend with respect to any shares of its capital stock, the number of Shares issuable on the conversion of this Note shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate and proportionate adjustments shall also be made to the Conversion Price payable per share, but the aggregate Conversion Price payable for the total number of Shares issuable under this Note (as adjusted) shall remain the same. Any adjustment under this Section 4(g)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company or any consolidation or merger involving the Company in which the Shares are converted into or exchanged for stock or other securities, cash or other property and that is not a Liquidating Event (other than as a result of a subdivision, combination or stock dividend provided for in Section 4(g)(i) above or Section 4(g)(v) below (a “Reorganization”)) then, as a condition of such Reorganization, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right upon the conversion of this Note to receive, at a total price equal to that payable upon the conversion of this Note, the kind and amount of shares of stock and other securities, cash or property receivable in connection with such Reorganization by a holder of the same number and type of securities as were issuable as Shares to the Holder immediately prior to such Reorganization. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities, cash or property deliverable upon the conversion hereof, and appropriate adjustments shall be made to the Conversion Price per Share payable hereunder, provided the aggregate Conversion Price shall remain the same. The provisions of this Section 4(g)(ii) shall similarly apply to successive Reorganizations.

(iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the issuance of this Note shall make or issue, or fix a record date for the determination of holders of Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than Shares) or in cash or other property, then and each such event provision shall be made so that the Holder shall receive upon conversion hereof, in addition to the number of Shares issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Note been converted on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 4(g) with respect to the rights of the Holder.

(iv) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares issuable upon conversion of this Note, or in the Conversion Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter issuable upon conversion of this Note.

(v) Conversion of Certain Shares. In the event that this Note is being converted pursuant to Section 4(b) or Section 4(d) hereof and all outstanding shares of Series C-1 Preferred Stock have, prior to the time of such conversion, been converted to Common Stock, or any other security, in accordance with the terms of the Company’s Certificate of Incorporation, (i) this Note shall be convertible into such number of shares of Common Stock or such other security as is equal to the number of shares of Common Stock or such other security that each share of Series C-1 Preferred Stock was converted into, multiplied by the number of shares of Series C-1 Preferred Stock subject to this Note immediately prior to such conversion, and (ii) the Conversion Price shall automatically be adjusted to equal the number obtained by dividing (x) the aggregate Conversion Price of the Series C-1 Preferred Stock into which this Note was convertible immediately prior to such conversion by (y) the number of shares of Common Stock or such other security into which this Note is convertible immediately after such conversion, all as may be further adjusted pursuant to the provisions of this Section 4(g).

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the due date hereunder, and such payment shall not have been made within five (5) business days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under any applicable law); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

6. Rights of the Holder upon Default. Upon the occurrence or existence of an Event of Default described in Section 5(a), and at any time thereafter during the continuance of such Event of Default, the Holder may, with the consent of a Majority in Interest, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 5(b) and 5(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, and subject to the consent of a Majority in Interest, the Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. In the event that the Holder initiates any suit or action under or in relation to this Note, including without limitation to enforce any provision of this Note, and the Holder is the prevailing party, the Holder shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of the Holder under or with respect to this Note, including without limitation, reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

7. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a) Due Incorporation, Qualification, etc. The Company: (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or otherwise) or business of the Company.

(b) Authority. Except for the authorization and issuance of the shares issuable in connection with the Next Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the accompanying Warrant. Except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies., this Note and the Warrant each constitute a valid and legally binding obligation of the Company enforceable with its terms. The issuance of this Note will not be subject to any preemptive rights of any stockholders of the Company which have not been waived.

(c) Compliance with Other Instruments. The authorization, execution and delivery of this Note and the Warrant will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(d) Valid Issuance of Capital Stock. The Equity Securities to be issued, sold and delivered upon conversion of the Notes and the shares of capital stock of the Company to be issued, sold and delivered upon exercise of the Warrant (the “Warrant Shares”) in accordance with the terms thereof and for the consideration expressed therein will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holder in this Note, will be issued in compliance with all applicable federal and state securities laws.

8. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

(a) Authorization. The Holder represents that it has full power and authority to enter into this Note and the Warrant. This Note and the Warrant each constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. The Holder acknowledges that this Note and the Warrant are issued to the Holder in reliance upon the Holder’s representation to the Company that the Note, the Warrant, the Warrant Shares and the Common Stock issuable upon the conversion of the Warrant Shares, if applicable (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note and the Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 as promulgated by the SEC under the Securities Act, as presently in effect and understands the resale limitations imposed thereby and by the Securities Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Holder further acknowledges and agrees that the Securities issuable upon conversion hereof are subject to the provisions of the Company’s Bylaws, including without limitation, all restrictions on transfer and rights of first refusal described in the Bylaws. The Holder may inspect the Bylaws at the Company’s principal office.

9. Waiver and Amendment. Any provision of the Notes may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest;

provided, however, that (a) no such amendment, waiver or modification shall (i) adversely affect the rights or obligations of the Holder in a manner that is different than or disproportionate to all holders of the Notes, or (ii) improve the rights (including the grant of additional rights) or reduce any obligations of any holder of any of the other Notes without a corresponding improvement, grant or reduction of such rights or obligations, as applicable, in favor of the Holder under this Note, without the prior written consent of the Holder and (b) the prior written consent of the Holder shall be required for any amendment, waiver or modification (i) to the principal amount of this Note, (ii) to the rate of interest applicable hereto, or (iii) which impairs the equitable and pari passu ranking and treatment of this Note relative to the other Notes as provided in Section 12 hereof or in any of the other Notes, or (iv) to any provisions of clauses (a) or (b) of this Section 9. Notwithstanding the foregoing, no consent shall be required to amend Schedule I from time to time to reflect the issuance of additional Notes, unless and until the aggregate principal amount of all Notes shall exceed the Maximum Offering Amount.

10. Assignment. This Note and any rights hereunder may be assigned, conveyed or transferred, in whole or in part; provided, that the Company shall have no right or power to assign, convey, transfer or delegate any of its rights or obligations under this Note without the prior written consent of the Holder except as contemplated by Section 4(g) hereof. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

11. Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five (5) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to (i) in the case of the Company, to the attention of the President at 2810 Meridian Parkway Suite 148, Durham, NC 27713 with a required copy to Hutchison Law Group, Attn: Fred D. Hutchison, 5410 Trinity Road, Suite 400, Raleigh, NC 27607 or (ii) in the case of the Holder, at the address set forth on the signature page hereto.

12. Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon, including any prepayments pursuant to Section 3, shall be pari passu in right of payment and in all other respects to the other Notes. If any holder of Notes is offered any securities, cash or other property in exchange for, or satisfaction of, such holder’s Notes, then the Holder shall be likewise be offered its pro rata share (based upon the respective outstanding principal amount of the Notes) of such securities, cash and other property in the same form and proportion as is offered to any holder of the other Notes. In the event the Holder receives payments in excess of its pro rata share (based upon the respective outstanding principal amount of the Notes) of the Company’s payments to the Holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

13. Additional Covenants of Company.

(a) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holder thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) any Liquidating Event, (iii) an Initial Public Offering, (iv) a Next Equity Financing or (v) any Reorganization then, and in each such case, the Company shall mail to the Holder a notice specifying, as the case may be, (1) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (2) the effective date on which such Liquidating Event, Initial Public Offering, Next Equity Financing or Reorganization is to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or such other securities at the time deliverable upon the conversion of this Note) shall be entitled to exchange their Shares (or such other securities) for securities, cash or other property deliverable upon such Liquidating Event or Reorganization. In addition, such notice shall detail such facts with respect to the event or matter specified in such notice as shall be reasonably necessary to indicate the effect of such event or matter with respect to the Shares, the Conversion Price and the Holder’s rights under this Note. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event or matter specified in such notice.

(b) No Impairment. The Company shall not, by amendment of its charter or through any Reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(c) Exchange of Note. Upon the surrender by the Holder of this Note, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of the Holder, at the Company’s expense, a new Note or Notes of like tenor, in the name of the Holder or as the Holder may (upon the payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the principal amount called for on the face or faces of the Note so surrendered less any portion of the principal amount of the Note that has been previously prepaid.

(d) Loss, Theft, Destruction of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company or (in the case of mutilation) upon surrender and cancellation of this Note, the Company will issue, in lieu thereof, a new Note of like tenor less any portion of the principal amount of the Note that has been previously prepaid.

(e) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Shares solely for purposes of effecting the conversion of the Notes (including this Note) in full such number of Shares as shall from time to time be sufficient to effect the conversion of the Notes (including this Note) in full. If at any time the number of authorized but unissued Shares shall be insufficient to effect the conversion of the Notes and all other outstanding securities which are, directly or indirectly, convertible into, or exercisable or exchangeable for, the Shares in full, then the Company shall take all such corporate action as shall be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purpose.

14. Stockholders’ Agreements. The Holder understands and agrees that the conversion of this Note into Equity Securities may require the Holder’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

15. No Rights or Liabilities as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

16. Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

17. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

18. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

19. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

20. Governing Law. The provisions of this Note shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of North Carolina (without reference to conflict of law provisions), as to all other matters.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be issued as of the date first written above.

ALDAGEN, INC.

By:	/s/ David Carberry

Name:	David Carberry

Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

                                         , [L.P.]

By:
its [General Partner]

By:
Name:
Title:

Holder Address for Notice:

Aldagen, Inc.

Convertible Promissory Note

- Signature Page -

SCHEDULE I

SCHEDULE OF HOLDERS

Holder Name	Note Amount

CNF Investments II, LLC	$750,000.00

Harbert Venture Partners (Annex Fund), L.L.C.	$1,100,000.00

Harbinger/Aurora QP Venture Fund, L.L.C.	$147,757.25

Harbinger/Aurora Venture Fund, L.L.C.	$102,242.75

Intersouth Affiliates V, L.P.	$45,810.00

Intersouth Partners V, L.P.	$1,002,220.00

Intersouth Partners VII, L.P.	$2,346,872.00

Joel Kimbrough	$250,000.00

Tall Oaks StemCo Partners, L.P.	$43,000.00

Tullis-Dickerson Capital Focus III, L.P.	$1,500,000.00

TOTAL	$7,287,902.00

EXHIBIT A

WARRANT